UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 13, 2007

SYNTROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 592-7900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 8.01	Other Events

Syntroleum and China Petroleum & Chemical Corporation (“Sinopec”) have signed a nonbinding memorandum of understanding (“MOU”) to establish a joint technology development effort to advance Fischer-Tropsch technology in China based on Syntroleum’s nitrogen diluted synthesis gas conversion technology, and to determine the most advantageous alternatives to jointly market Fischer-Tropsch technology in China. The MOU also calls for Sinopec to support Syntroleum’s Fischer-Tropsch development program by providing Syntroleum $20 million per year over the next five years.

Upon the completion of a definitive agreement, the MOU provides that Sinopec and Syntroleum will immediately begin a detailed feasibility study for a commercial gas-to-liquids plant to be built in China and will also begin work to develop a coal-to-liquids demonstration plant in China. Under the MOU, both plants will be fully capitalized by Sinopec, while Syntroleum will provide its technology for both plants. The results of these projects will provide the basis for the companies to jointly market the combined Fischer-Tropsch technology capabilities to third parties within China. The MOU calls for Syntroleum to provide its technology to Sinopec for use in China on an exclusive basis during the period of cooperation free of charge as long as Sinopec is the operator of the plant.

The MOU was publicly announced in a press release on February 20, 2007.

During 2006, Syntroleum began investigative work on the applicability of its technologies to renewable energy. Syntroleum has conducted testing that successfully resulted in the production of nominal quantities of high quality renewable fuels from a variety of vegetable and animal fat feedstocks. Syntroleum continues to evaluate this technology and possible future business opportunities.

We incorrectly reported non cash equity compensation in our earnings release dated February 13, 2007. The amount reported was $1,974,000 and $7,176,000 for the quarter and year ended December 31, 2006, respectively. The reported General, Administrative and Other Expense was $6,169,000 and $26,543,000 for the quarter and year ended December 31, 2006, respectively. The correct Non-Cash Equity Compensation amount is $2,657,000 and $7,859,000 for the quarter and year ended December 31, 2006, respectively. The corrected General and Administrative Expenses for the quarter and year ended December 31, 2006 is $6,852,000 and $27,226,000, respectively. This correction results in a loss per share of ($0.23) and ($0.98), an increase of ($0.01) and ($0.02) for the quarter and year ended December 31, 2006, respectively.

This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to execution of the definitive agreement contemplated by the MOU, completion of the transactions contemplated by the MOU, renewable energy business opportunities and commercializing the Syntroleum Process and related technologies and products. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intent,” “may,” “project,” “plan” “should,” “could,” and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that definitive agreements contemplated by the MOU may not be executed, the transactions contemplated by the MOU may not be completed, the pursuit of renewable energy business opportunities may not be successful, debt or equity financing for anticipated plants or related natural gas liquids or oil and gas projects may not be available, the schedule for development, construction and operation of proposed plants may not be met, anticipated appropriation and expenditure of federal monies does not occur, commercial-scale plants do not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, our dependence on strategic relationships with manufacturing and engineering companies, volatility of energy prices, the ability to implement corporate strategies, including the continued availability of adequate working capital, competition, intellectual property risks, our ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: February 20, 2007	By: /s/ Richard L. Edmonson
Richard L. Edmonson
Senior Vice President, General Counsel and
Corporate Secretary